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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42538, 333-42540, 333-71872, 333-80225, 333-117637, 333-117638, 333-118952 and 333-128423 on Form S-8 and Registration Statement Nos. 333-90066 and 333-109807 on Form S-3 of our report dated April 11, 2008 related to the consolidated financial statements of Aspen Technology, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company's financial statements described in Note 17 and the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," described in Note 9) and of our report dated April 11, 2008 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM